Exhibit 99.1
News Release
Devon Energy Corporation
20 North Broadway
Oklahoma City, OK 73102-8260

Investor Contact	Zack Hager	405 552 4526
Media Contact	Chip Minty	405 228 8647
DEVON ENERGY REPORTS SECOND-QUARTER 2009 RESULTS; $314 MILLION NET EARNINGS DRIVEN BY RECORD PRODUCTION
OKLAHOMA CITY – August 5, 2009 – Devon Energy Corporation (NYSE:DVN) today reported net earnings of $314 million for the quarter ended June 30, 2009, or 71 cents per common share (70 cents per diluted common share). For the quarter ended June 30, 2008, Devon reported net earnings of $1.3 billion, or $2.91 per common share ($2.88 per diluted common share). Production of oil, natural gas and natural gas liquids increased 12 percent to a record 65.4 million oil-equivalent barrels (Boe) in the second quarter of 2009. Lower realized prices for all three products led to the decrease in quarterly net earnings.
For the six months ended June 30, 2009, Devon reported a net loss of $3.6 billion, or $8.21 per common share ($8.21 per diluted common share). A $4.2 billion non-cash, after-tax reduction in the carrying value of oil and gas properties in the first quarter of 2009 drove the first-half loss. For the six months ended June 30, 2008, the company reported net earnings of $2.1 billion, or $4.60 per common share ($4.55 per diluted common share).
Earnings 85 Cents per Share Excluding Items Not Estimated by Analysts
Devon’s second-quarter 2009 financial results were impacted by certain items securities analysts typically exclude from their published estimates. Excluding the adjusting items, Devon earned $379 million or 85 cents per diluted common share in the second quarter of 2009. The adjusting items are discussed in more detail later in this news release.
Production Growth in All Geographic Areas
Combined oil, gas and natural gas liquids production averaged 719 thousand Boe per day in the second quarter of 2009. This is the highest average daily production of any quarter in Devon’s history and compares with 643 thousand Boe per day in the second quarter of 2008. Average daily production in the second quarter increased five percent sequentially, compared with 685 thousand Boe per day produced in the first quarter of 2009.
The 12 percent increase in year-over-year second-quarter production was driven by growth in all major operating segments. U.S. onshore natural gas production led by the Barnett Shale field in Texas demonstrated significant growth. Continuing ramp up of daily volumes from the Jackfish oil sands project led oil production growth in Canada. Canadian natural gas production increased principally due to lower government royalties. Canadian royalties are calculated on a sliding scale. At lower product prices, Devon’s share of Canadian gas production increases.
Despite the strong production growth, revenues from oil, gas and natural gas liquids sales decreased 58 percent to $1.7 billion in the second quarter of 2009. Dramatically lower prices for all three products more than offset the increases in production.
Devon’s average realized price for natural gas decreased 70 percent in the second quarter of 2009 compared to the second quarter of 2008, to $2.91 per thousand cubic feet. The company’s average realized oil price decreased 53 percent to $52.44 per barrel in the second quarter of 2009. Devon’s average second-quarter realized natural gas liquids price decreased 59 percent to $22.24 per barrel in 2009.

Climbing Jackfish Production Leads Operations Highlights
Devon drilled 198 wells (197 successful) in the second quarter of 2009 compared to 494 wells (483 successful) drilled in the second quarter of 2008. The company has reduced drilling activity and related capital expenditures in response to declines in natural gas and oil prices. In spite of the lower activity levels, Devon achieved several notable operational accomplishments in the second quarter:
•	Devon continued to ramp up production from its 100 percent-owned Jackfish oil sands project in Alberta in the second quarter of 2009. Oil production at Jackfish averaged 28,000 barrels per day in June. Production hit a peak rate of 33,000 barrels per day during June, nearing its design capacity of 35,000 barrels per day.
•	Construction of Jackfish 2, a nearly identical second phase of the project, is now about 40 percent complete. Devon commenced drilling the first producing wells for Jackfish 2 in July 2009.
•	Devon maintained a four-rig drilling program in the Cana-Woodford Shale play in western Oklahoma in the second quarter of 2009 and added 13 new wells to production. The company increased its average net production from the Cana-Woodford to 34 million cubic feet of gas equivalent per day in the second quarter. This is a 10-fold increase compared with the second quarter of 2008. Devon is adding two additional drilling rigs in the third quarter.
•	At Groesbeck in east Texas, Devon drilled another high-volume well in the Nan-Su-Gail field in the second quarter. The Hill-Crenshaw 3H (100 percent working interest) had a 24-hour initial production test of 18 million cubic feet of gas per day.
•	Also in east Texas, Devon continued evaluating its Haynesville Shale acreage in the greater Carthage area. The company has substantially de-risked 74,000 of its 110,000 net acres within the Carthage area and has identified roughly 800 Haynesville drilling locations on this acreage. The company believes this 74,000 net acres has resource potential of more than three trillion cubic feet of natural gas equivalent. Devon is now drilling a well in San Augustine County as the company also evaluates its acreage in the southern region of the Haynesville Shale.
Marketing and Midstream Profit Reflects Lower Prices
Marketing and midstream operating profit was $125 million in the second quarter of 2009. This was a 39 percent decrease compared with the second quarter of 2008. The decrease was largely attributable to lower natural gas and natural gas liquids prices.
Positive Cost Comparisons Continue
Continuing a trend evidenced in the first quarter of 2009, expenses in several important categories decreased in the second quarter. Compared with the second quarter of 2008, quarterly unit lease operating expenses (LOE) decreased by 15 percent to $7.80 per Boe in 2009. The decrease in unit LOE reflects declines in oil field service, supply, power and fuel costs and lower Canadian exchange rates.
Depreciation, depletion and amortization (DD&A) of oil and gas properties decreased 35 percent to $494 million in the second quarter of 2009. Unit DD&A decreased 42 percent to $7.56 per Boe compared with the second quarter of 2008.
General and administrative expenses (G&A) increased two percent to $182 million compared with the second quarter of 2008. The increase resulted from employee severance costs following the consolidation of Devon’s Gulf and International operations. The consolidation is expected to achieve operating efficiencies and reduce G&A costs in future periods.
Retaining Liquidity and Financial Strength
Second-quarter 2009 cash flow before balance sheet changes totaled $1.1 billion, fully funding capital expenditures and dividend payments for the quarter. The company ended the quarter with cash on hand and unused credit facilities of $2.6 billion and a net debt to adjusted capitalization ratio of 33 percent. Reconciliations of cash flow before balance sheet changes, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.

Items Excluded from Published Earnings Estimates
Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon reported earnings for the second quarter of 2009 were as follows:
Items affecting continuing operations-
•	A change in the fair value of oil and natural gas derivative instruments decreased second-quarter earnings by $101 million pre-tax ($65 million after tax).
•	A change in the fair value of other financial instruments increased second-quarter earnings by $5 million pre-tax ($4 million after tax).
•	Employee severance costs associated with consolidation of the Gulf and International operations decreased second-quarter net earnings by $33 million pre-tax ($21 million after tax).
Items affecting discontinued operations-
•	A post-closing adjustment from the divestiture of West African assets in 2008 resulted in a second-quarter gain of $17 million pre-tax ($17 million after tax).
The following tables summarize the effects of these items on second-quarter earnings and income taxes.
Summary of Items Typically Excluded by Securities Analysts (in millions)
Quarter Ended June 30, 2009
Continuing Operations

	Pre-tax				After tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of oil and gas derivative instruments	$(101)	—	(36)	(36)	(65)	—
Change in fair value of other financial instruments	5	—	1	1	4	—
Employee severance costs from consolidation of operations	(33)	(12)	—	(12)	(21)	(11)

Totals	$(129)	(12)	(35)	(47)	(82)	(11)

Discontinued Operations

	Pre-tax				After tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Post-closing adjustment on sale of West African assets	$17	—	—	—	17	—

In aggregate, these items decreased second-quarter 2009 net earnings by $65 million, or 14 cents per common share (15 cents per diluted share). These items and their associated tax effects decreased second-quarter 2009 cash flow before balance sheet changes by $11 million.
Conference Call to be Webcast Today

Devon will discuss its second-quarter 2009 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise.

Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.
The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. This release may contain certain terms, such as resource potential, reserve potential, probable reserves, possible reserves and exploration target size. The SEC guidelines strictly prohibit us from including these terms in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K, File No. 001-32318, available from us at Devon Energy Corporation, Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION (net of royalties)
Excludes discontinued operations

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	183.2	162.3	364.2	314.8
U.S. Offshore	10.5	14.2	21.3	32.5

Total U.S.	193.7	176.5	385.5	347.3
Canada	60.1	53.0	112.8	104.7
International	0.3	0.4	0.6	1.0

Total Natural Gas	254.1	229.9	498.9	453.0

Oil (MMBbls)
U.S. Onshore	2.9	2.8	5.9	5.7
U.S. Offshore	1.2	1.8	2.3	3.6

Total U.S.	4.1	4.6	8.2	9.3
Canada	6.6	5.3	12.9	9.9
International	4.7	3.3	7.9	8.1

Total Oil	15.4	13.2	29.0	27.3

Natural Gas Liquids (MMBbls)
U.S. Onshore	6.4	5.8	12.6	11.6
U.S. Offshore	0.2	0.2	0.4	0.4

Total U.S.	6.6	6.0	13.0	12.0
Canada	1.0	1.0	2.0	1.9
International	—	—	—	—

Total Natural Gas Liquids	7.6	7.0	15.0	13.9

Oil Equivalent (MMBoe)
U.S. Onshore	39.9	35.7	79.2	69.7
U.S. Offshore	3.1	4.4	6.2	9.4

Total U.S.	43.0	40.1	85.4	79.1
Canada	17.6	15.1	33.7	29.4
International	4.8	3.3	8.0	8.3

Total Oil Equivalent	65.4	58.5	127.1	116.8

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	2,013.1	1,783.0	2,012.4	1,729.7
U.S. Offshore	115.5	156.1	117.4	178.7

Total U.S.	2,128.6	1,939.1	2,129.8	1,908.4
Canada	660.2	582.6	623.0	575.0
International	3.2	4.8	3.3	5.4

Total Natural Gas	2,792.0	2,526.5	2,756.1	2,488.8

Oil (MBbls)
U.S. Onshore	32.0	30.9	32.5	31.0
U.S. Offshore	13.0	19.9	12.5	19.9

Total U.S.	45.0	50.8	45.0	50.9
Canada	72.1	58.0	71.3	54.7
International	52.3	35.8	43.4	44.6

Total Oil	169.4	144.6	159.7	150.2

Natural Gas Liquids (MBbls)
U.S. Onshore	70.8	64.1	69.7	63.7
U.S. Offshore	2.0	2.1	2.2	2.0

Total U.S.	72.8	66.2	71.9	65.7
Canada	11.1	10.7	10.8	10.8
International	—	—	—	—

Total Natural Gas Liquids	83.9	76.9	82.7	76.5

Oil Equivalent (MBoe)
U.S. Onshore	438.2	392.2	437.6	382.9
U.S. Offshore	34.2	48.0	34.3	51.7

Total U.S.	472.4	440.2	471.9	434.6
Canada	193.3	165.8	185.9	161.3
International	52.8	36.6	43.9	45.6

Total Oil Equivalent	718.5	642.6	701.7	641.5

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
BENCHMARK PRICES
(average prices)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Natural Gas ($/Mcf) – Henry Hub	$3.51	$10.94	$4.21	$9.49
Oil ($/Bbl) – West Texas Intermediate (Cushing)	$59.83	$124.28	$51.51	$110.98

REALIZED PRICES
(excludes the effects of unrealized gains and losses from hedging)
Quarter Ended June 30, 2009

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$54.66	$2.75	$20.81	$19.98
U.S. Offshore	$56.44	$3.76	$23.69	$35.49
Total U.S.	$55.18	$2.81	$20.89	$21.10
Canada	$48.14	$3.25	$30.99	$30.85
International	$56.03	$4.24	$—	$55.71

Realized price without hedges	$52.44	$2.91	$22.24	$26.27
Cash settlements	$—	$0.45	$—	$1.75

Realized price, including cash settlements	$52.44	$3.36	$22.24	$28.02

Quarter Ended June 30, 2008

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$120.69	$9.40	$50.56	$60.51
U.S. Offshore	$125.24	$11.43	$53.63	$91.38
Total U.S.	$122.47	$9.56	$50.66	$63.88
Canada	$94.35	$9.76	$75.10	$72.14
International	$119.87	$11.00	$—	$118.70

Realized price without hedges	$110.56	$9.61	$54.08	$69.14
Cash settlements	$(0.01)	$(1.32)	$—	$(5.18)

Realized price, including cash settlements	$110.55	$8.29	$54.08	$63.96

Six Months Ended June 30, 2009

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$44.67	$3.09	$19.16	$20.57
U.S. Offshore	$49.69	$4.46	$21.96	$34.85
Total U.S.	$46.07	$3.16	$19.24	$21.61
Canada	$38.19	$3.82	$28.52	$29.11
International	$50.10	$3.85	$—	$49.76

Realized price without hedges	$43.65	$3.31	$20.45	$25.36
Cash settlements	$—	$0.47	$—	$1.83

Realized price, including cash settlements	$43.65	$3.78	$20.45	$27.19

Six Months Ended June 30, 2008

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$107.15	$8.26	$47.65	$53.91
U.S. Offshore	$112.07	$9.94	$51.77	$79.52
Total U.S.	$109.08	$8.42	$47.78	$56.95
Canada	$84.16	$8.66	$68.86	$64.01
International	$105.63	$9.56	$—	$104.68

Realized price without hedges	$98.98	$8.48	$50.76	$62.12
Cash settlements	$—	$(0.69)	$—	$(2.67)

Realized price, including cash settlements	$98.98	$7.79	$50.76	$59.45

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenues

Oil sales	$808	$1,455	$1,262	$2,705
Gas sales	740	2,210	1,653	3,840
NGL sales	170	379	306	707
Net gain (loss) on oil and gas derivative financial instruments	13	(1,215)	167	(2,003)
Marketing and midstream revenues	359	719	730	1,274

Total revenues	2,090	3,548	4,118	6,523

Expenses and other income, net

Lease operating expenses	510	537	1,034	1,043
Production taxes	47	176	89	310
Marketing and midstream operating costs and expenses	234	515	463	897
Depreciation, depletion and amortization of oil and gas properties	494	762	1,093	1,499
Depreciation and amortization of non-oil and gas properties	74	62	144	119
Accretion of asset retirement obligation	24	22	48	44
General and administrative expenses	182	180	348	328
Interest expense	90	90	173	192
Change in fair value of other financial instruments	(10)	(40)	(15)	(24)
Reduction of carrying value of oil and gas properties	—	—	6,516	—
Other expense (income), net	20	(17)	27	(38)

Total expenses and other income, net	1,665	2,287	9,920	4,370

Earnings (loss) from continuing operations before income taxes	425	1,261	(5,802)	2,153

Income tax expense (benefit)

Current	51	414	53	517
Deferred	77	253	(2,194)	391

Total income tax expense (benefit)	128	667	(2,141)	908

Earnings (loss) from continuing operations	297	594	(3,661)	1,245

Discontinued operations

Earnings from discontinued operations before income taxes	17	851	16	1,040
Income tax expense	—	144	—	235

Earnings from discontinuing operations	17	707	16	805

Net earnings (loss)	314	1,301	(3,645)	2,050
Preferred stock dividends	—	3	—	5

Net earnings (loss) applicable to common stockholders	$314	$1,298	$(3,645)	$2,045

Basic net earnings (loss) per share
Earnings (loss) from continuing operations	$0.67	$1.33	$(8.25)	$2.80
Earnings from discontinued operations	$0.04	$1.58	$0.04	$1.80

Net earnings (loss)	$0.71	$2.91	$(8.21)	$4.60

Diluted net earnings (loss) per share
Earnings (loss) from continuing operations	$0.66	$1.31	$(8.25)	$2.76
Earnings from discontinued operations	$0.04	$1.57	$0.04	$1.79

Net earnings (loss)	$0.70	$2.88	$(8.21)	$4.55

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS
(in millions)

	June 30,	December 31,
	2009	2008

		(Audited)

Assets

Current assets

Cash and cash equivalents	$648	$379
Accounts receivable	1,318	1,412
Income taxes receivable	27	334
Derivative financial instruments, at fair value	226	282
Other current assets	358	277

Total current assets	2,577	2,684

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($4,298 and $4,551 excluded from amortization in 2009 and 2008, respectively)	59,086	55,664
Less accumulated depreciation, depletion and amortization	40,999	32,683

Property and equipment, net	18,087	22,981

Goodwill	5,710	5,579
Other long-term assets, including $180 million and $199 million at fair value in 2009 and 2008, respectively	683	664

Total Assets	$27,057	$31,908

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable — trade	$1,074	$1,825
Revenues and royalties due to others	377	496
Short-term debt	1,508	180
Current portion of asset retirement obligation, at fair value	175	138
Accrued expenses and other current liabilities	358	496

Total current liabilities	3,492	3,135

Long-term debt	5,849	5,661
Asset retirement obligation, at fair value	1,411	1,347
Other long-term liabilities	1,036	1,026
Deferred income taxes	1,587	3,679

Stockholders’ equity

Common stock	44	44
Additional paid-in capital	6,363	6,257
Retained earnings	6,589	10,376
Accumulated other comprehensive income	686	383

Total Stockholders’ Equity	13,682	17,060

Total Liabilities and Stockholders’ Equity	$27,057	$31,908

Common Shares Outstanding	444	444

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Six Months Ended June 30,
	2009	2008

Cash Flows From Operating Activities

Net (loss) earnings	$(3,645)	$2,050
Earnings from discontinued operations, net of tax	(16)	(805)
Adjustments to reconcile (loss) earnings from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	1,237	1,618
Deferred income tax (benefit) expense	(2,194)	391
Reduction of carrying value of oil and gas properties	6,516	—
Net unrealized loss on oil and gas derivative financial instruments	65	1,692
Other noncash charges	134	122
Net increase in working capital	(89)	(132)
Decrease (increase) in long-term other assets	43	(37)
Increase in long-term other liabilities	19	181

Cash provided by operating activities — continuing operations	2,070	5,080
Cash provided by operating activities — discontinued operations	7	106

Net cash provided by operating activities	$2,077	$5,186

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	2	108
Capital expenditures	(3,201)	(3,870)
Purchases of short-term investments	—	(50)
Sales of long-term and short-term investments	4	295

Cash used in investing activities — continuing operations	(3,195)	(3,517)
Cash provided by investing activities — discontinued operations	2	1,712

Net cash used in investing activities	$(3,193)	$(1,805)

Cash Flows From Financing Activities

Proceeds from borrowing of long-term debt, net of issuance costs	1,187	—
Credit facility repayments	—	(3,070)
Credit facility borrowings	—	1,620
Net commercial paper borrowings (repayments)	325	(1,004)
Debt repayments	(1)	(47)
Redemption of preferred stock	—	(150)
Proceeds from stock option exercises	9	104
Repurchases of common stock	—	(252)
Dividends paid on common and preferred stock	(142)	(146)
Excess tax benefits related to share-based compensation	5	55

Net cash provided by (used in) financing activities	$1,383	$(2,890)

Effect of exchange rate changes on cash	5	(19)

Net increase in cash and cash equivalents	272	472
Cash and cash equivalents at beginning of period (including assets held for sale)	384	1,373

Cash and cash equivalents at end of period (including assets held for sale)	$656	$1,845

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
DRILLING ACTIVITY

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Exploration Wells Drilled

U.S.	2	8	9	17
Canada	7	7	29	58
International	—	1	1	7

Total	9	16	39	82

Exploration Wells Success Rate

U.S.	50%	88%	78%	71%
Canada	100%	86%	100%	95%
International	—	0%	0%	0%

Total	89%	81%	92%	82%

Development Wells Drilled

U.S.	160	405	454	777
Canada	22	61	143	259
International	7	12	13	22

Total	189	478	610	1,058

Development Wells Success Rate

U.S.	100%	98%	99%	98%
Canada	100%	100%	99%	100%
International	100%	92%	100%	91%

Total	100%	98%	99%	98%

Total Wells Drilled

U.S.	162	413	463	794
Canada	29	68	172	317
International	7	13	14	29

Total	198	494	649	1,140

Total Wells Success Rate

U.S. 99%	98%	99%	98%
Canada	100%	99%	99%	99%
International	100%	85%	93%	69%

Total	99%	98%	99%	97%

	June 30,
	2009	2008

Number of Company Operated Rigs Running

U.S.	23	79
Canada	1	12
International	—	1

Total	24	92

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CAPITAL EXPENDITURES (in millions)
Quarter Ended June 30, 2009

	U.S. Onshore	U.S. Offshore	Canada	International	Total

Capital Expenditures

Exploration	$25	31	19	53	$128
Development	409	119	149	43	720

Exploration and development capital	$434	150	168	96	$848
Capitalized G&A					104
Capitalized interest					21
Discontinued operations					—
Midstream capital					62
Other capital					24

Total Capital Expenditures					$1,059

CAPITAL EXPENDITURES (in millions)
Six Months Ended June 30, 2009

	U.S. Onshore	U.S. Offshore	Canada	International	Total

Capital Expenditures

Exploration	$50	114	69	109	$342
Development	1,130	238	379	60	1,807

Exploration and development capital	$1,180	352	448	169	$2,149
Capitalized G&A					208
Capitalized interest					46
Discontinued operations					4
Midstream capital					150
Other capital					44

Total Capital Expenditures					$2,601

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
NON-GAAP FINANCIAL MEASURES
The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net Cash Provided By Operating Activities (GAAP)	$1,030	$2,931	$2,077	$5,186

Changes in assets and liabilities — continuing operations	81	(365)	27	2
Changes in assets and liabilities — discontinued operations	(2)	124	(7)	61

Cash flow before balance sheet changes (Non-GAAP)	$1,109	$2,690	$2,097	$5,249

Devon believes that using net debt for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon defines net debt as debt less cash and cash equivalents. Devon believes that because cash can be used to repay indebtedness, netting cash and cash equivalents against debt provides a clearer picture of the future demands on cash to repay debt.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	June 30,
	2009	2008

Total debt (GAAP)	$7,357	$5,450
Adjustments:
Cash and cash equivalents	648	1,838

Net Debt (Non-GAAP)	$6,709	$3,612

Total debt	$7,357	$5,450
Stockholders’ equity	13,682	23,433

Total Capitalization (GAAP)	$21,039	$28,883

Net debt	$6,709	$3,612
Stockholders’ equity	13,682	23,433

Adjusted Capitalization (Non-GAAP)	$20,391	$27,045